                               FIRST SUPPLEMENT TO
                       APPENDIX A TO EMPLOYMENT AGREEMENT
                        BETWEEN STEWART ENTERPRISES, INC.
                                       AND
                               LAWRENCE B. HAWKINS

                  BASE SALARY, BONUS COMPENSATION AND BENEFITS

      Appendix A is hereby modified to read in its entirety as follows:

1. Effective November 1, 2001, Employee's title(s) shall be Executive Vice President and President - Investors Trust, Inc., Employee's Base Salary shall be $300,000, and Employee's principal work location shall be the Dallas, Texas metropolitan area.

2. For Fiscal Year 2004 ("FY 2004"), the Employee shall be eligible to receive a maximum Bonus of up to $300,000.

      (a) The Bonus available, and the portion thereof paid for FY 2004 performance will be determined as follows:

            FY 2004 Reported EPS                   Bonus Available
            Less than              $.37           $                0

            Equals or exceeds       .37                      300,000


            (1) 35% of the Bonus available for FY 2004 will be determined based on the achievement of the following diluted reported EPS levels (i.e., that EPS level, rounded to the nearest whole cent, reported in the Company's year-end earnings release, adjusted as appropriate pursuant to 2(b) hereof):

                                            % of 35% of        Bonus Earned
            FY 2004 Diluted Reported EPS   Bonus Potential     Based on EPS
            Equals or exceeds      $.37         20.0%           $  21,000
            Equals or exceeds       .38         27.5%              28,875
            Equals or exceeds       .39         35.0%              36,750
            Equals or exceeds       .40         42.5%              44,625
            Equals or exceeds       .41         50.0%              52,500
            Equals or exceeds       .42         62.5%              65,625
            Equals or exceeds       .43         75.0%              78,750
            Equals or exceeds       .44         87.5%              91,875
            Equals or exceeds       .45        100.0%             105,000

            (2) 40% of the Bonus available will be awarded based on Quantitative Criteria specific to the Employee's area of responsibility based on criteria similar to those used in prior years which will be established by the Chief Executive Officer.

            (3) 25% of the Bonus available will be discretionary, based on Qualitative Criteria determined by the Chief Executive Officer.

      (b) Cumulative effects of changes in accounting methods, stock option charges, separation pay charges and other items approved for exclusion by the Compensation Committee shall be excluded from diluted earnings per share for purposes of this calculation. Diluted earnings per share shall be calculated by the Company's Chief Financial Officer and shall be binding on all Employees absent manifest error.

3. The Company shall provide the Employee with the following fringe benefits and perquisites:

      (a) an automobile allowance of $720 per month. In addition, the Company will reimburse the Employee for all gasoline, maintenance, repairs and insurance for Employee's personal car, as if it were a Company-owned vehicle;

      (b) reimbursement for membership dues, including assessments and similar charges, in one or more clubs deemed useful for business purposes in an amount not to exceed $8,000 or such additional amounts as may be approved by the Chief Executive Officer; and

      (c)   first class air travel while on Company business.

                                     Agreed to and accepted:

                                     STEWART ENTERPRISES, INC.


Date: April 21, 2004                 By: /s/JAMES W. MCFARLAND
                                         ------------------------------
                                           James W. McFarland
                                     Compensation Committee Chairman


                                     EMPLOYEE

Date: April 21, 2004                 /s/LAWRENCE B. HAWKINS
                                     -----------------------------------
                                           Lawrence B. Hawkins